CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-289350) of Nuveen California Quality Municipal Income Fund of our report dated October 29, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 6, 2025

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 29, 2024, with respect to the financial statements and financial highlights of Nuveen Arizona Quality Municipal Income Fund, Nuveen California AMT-Free Quality Municipal Income Fund, Nuveen California Quality Municipal Income Fund, and Nuveen New York Quality Municipal Income Fund.

Chicago, Illinois

November 6, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.